Exhibit 10.1

FIRST AMENDMENT TO

SECOND AMENDED AND RESTATED REPLACEMENT CREDIT AGREEMENT

THIS FIRST AMENDMENT TO SECOND AMENDED AND RESTATED REPLACEMENT CREDIT AGREEMENT (this “Amendment”), is entered into as of October 23, 2025, by and among ARGAN, INC., a corporation organized and in good standing under the laws of the State of Delaware (the “Company”), certain Subsidiaries of the Company party to the Existing Credit Agreement (as hereinafter defined) (each, a “Designated Borrower” and, together with the Company, the “Borrowers”, and each, a “Borrower”), and BANK OF AMERICA, N.A., a national banking association, as the Lender (the “Lender”).

The Borrowers and the Lender are parties to an Amended and Restated Replacement Credit Agreement dated as of May 24, 2024 (as amended, amended and restated, supplemented, substituted, extended, or otherwise modified from time to time, the “Existing Credit Agreement”), and they now desire to amend certain provisions of the Existing Credit Agreement as provided herein.

Accordingly, for and in consideration of the premises and the mutual covenants contained herein, the receipt and sufficiency of which consideration are hereby mutually acknowledged, the Borrowers and the Lender hereby agree as follows:

Capitalized Terms; Effective Date.  Capitalized terms used in this Amendment which are not otherwise defined herein shall have the meanings assigned thereto in the Existing Credit Agreement, as amended by this Amendment (the Existing Credit Agreement, as amended by this Amendment, being hereinafter referred to as the “Credit Agreement”).

Amendments to Existing Credit Agreement.  As of the date all of the conditions set forth in Section 4 below are fully satisfied, and the satisfaction of the other terms contained in this Amendment, the Borrowers and the Lender agree that the following provisions of the Existing Credit Agreement are amended as follows:

Indebtedness.  Sections 7.01(j) and (k) of the Existing Credit Agreement are hereby amended and restated in their entirety and the following subsection (l) is added immediately after subsection (k) of Section 7.01:

(j)Pledges of cash collateral in connection with any letter of credit issued for the account of, or on behalf of, any Foreign Subsidiary in connection with the performance of any Project, provided that the aggregate amount of such pledged cash collateral does not exceed Thirty-Five Million Dollars ($35,000,000) in the aggregate;

(k) Liens arising out of judgments or awards not resulting in an Event of Default; provided the applicable Loan Party or Subsidiary shall in good faith be prosecuting an appeal or proceedings for review; and

(l)Liens on marketable securities owned by the Company which secure Investments permitted under Section 7.03(g) in an aggregate amount not to exceed $30,000,000 at any time.

Investments.  Section 7.03(b) of the Existing Credit Agreement is hereby amended and restated in its entirety as follows:

(b)(i) advances to officers, directors and employees of the Company and Subsidiaries in an aggregate amount not to exceed $1,000,000 at any time outstanding, for travel, entertainment, relocation and analogous ordinary business purposes or in connection with the exercise of employee stock options and (ii) investments made by the Company that are related to deferred compensation of officers, directors and employees of the Company and Subsidiaries in an aggregate amount not to exceed $20,000,000 at any time outstanding;

Representations and Warranties.  Each Borrower hereby represents and warrants to the Lender that:

After giving effect to this Amendment, the representations and warranties contained in Article V of the Credit Agreement are, except to the extent that they relate solely to an earlier date, true with the same effect as though such representations and warranties had been made on the date hereof.

Each Borrower has full requisite power and authority to execute and deliver this Amendment, to perform its obligations under the Credit Agreement, and to incur the obligations provided for herein and therein, all of which have been duly authorized by all proper and necessary corporate or limited liability company action.  No consent or approval of the shareholders or members of each Borrower which has not been obtained and no consent or approval of, notice to or filing with, any public authority which has not been obtained or made is required as a condition to the validity of this Amendment.

This Amendment and the Existing Credit Agreement constitute the valid and legally binding obligations of the Borrowers, enforceable in accordance with their respective terms, except as the enforceability hereof or thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally or by general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

There are no actions, suits, proceedings or investigations pending or, so far as the officers of the Borrowers know, threatened before any court or administrative agency that, in the opinion of such officers, would, if adversely determined, materially adversely affect (i) the financial condition or operations of the Borrowers, or (ii) the ability of the Borrowers to execute or deliver this Amendment, or to carry out the terms of the Existing Credit Agreement.

There is no existing mortgage, lease, indenture, contract or other agreement binding on the Borrowers or affecting their property, that would conflict with or in any way prevent the execution or delivery of this Amendment or the carrying out of the terms of the Existing Credit Agreement.

Neither the Borrowers nor any Guarantor is (1) an employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), (2) a plan or account subject to Section 4975 of the Internal Revenue Code of 1986 (the “Code”); (3) an entity deemed to hold “plan assets” of any such plans or accounts for purposes of ERISA or the Code; or (4) a “governmental plan” within the meaning of ERISA.

The information included in the Beneficial Ownership Certification most recently provided to the Lender, if applicable, is true and correct in all respects.

Conditions.  The effectiveness of this Amendment is subject to the following conditions precedent:

Amendment.  The Borrowers and the Lender shall have executed and delivered one or more counterparts of this Amendment.

Authorization. The Borrowers shall have provided evidence satisfactory to the Lender that the execution, delivery and performance by each Borrower of this Amendment and each other instrument or agreement required under this Amendment have been duly authorized.

4.5.Fees. The Lender shall have received the fees and expenses owing pursuant to Section 7.

No Other Amendments; Reaffirmation; No Novation; No Waiver; Reservation of Rights and Release.

Except as expressly amended hereby, the terms of the Existing Credit Agreement shall remain in full force and effect in all respects, and each Borrower hereby reaffirms its obligations under the Credit Agreement and under each of the other Loan Documents to which it is a party (as each of such Loan Documents may have been affected by this Amendment). Each Borrower acknowledges and agrees that (a) the execution and delivery of this Amendment and consummation of the transactions contemplated hereby do not reduce, discharge, release, impair or otherwise limit any such Borrower’s obligations under the Credit Agreement or any of the other Loan Documents to which it is a party, (b) each Borrower does not have any offset, counterclaim or defense of any kind to its obligations, covenants or agreements under the Credit Agreement or any of the other Loan Documents to which it is a party, (c) nothing contained in this Amendment shall be deemed to constitute a waiver or release by the Lender of any default or Event of Default that may now or hereafter exist under the Credit Agreement or any of the other Loan Documents, or of the Lender’s right to exercise any and all of its rights and remedies thereunder, all of which rights and remedies are hereby reserved by the Lender, and (d) nothing contained in this Amendment shall be construed to constitute a novation with respect to the Indebtedness described in the Credit Agreement and the other Loan Documents.

Each Borrower, for itself and for its successors and assigns, hereby releases and forever discharges the Lender and the Lender’s, respective predecessors, successors, assigns, officers, managers, directors, employees, agents, attorneys, representatives and affiliates (collectively, the “Lender Group”), from any and all presently existing claims, demands, damages, liabilities, actions and/or causes of action of any nature whatsoever, including, without limitation, all claims, demands and causes of action for contribution and indemnity, whether arising at law or in equity, whether known or unknown, whether liability be direct or indirect, liquidated or unliquidated, whether absolute or contingent, foreseen or unforeseen, and whether or not heretofore asserted, which any Borrower may have or claim to have against any of the Lender Group arising out of facts or events in any way related to the Credit Agreement, any of the other Loan Documents, or the transactions contemplated thereby or hereby that exist on the date hereof or arise from facts or actions occurring prior hereto or on the date hereof.

Without limiting the generality of the foregoing or the Security Agreement, each Borrower hereby acknowledges and agrees that (i) the security interests and liens granted under the Security Agreement secure each Borrower’s indebtedness, obligations and liabilities under the Existing Credit Agreement, as amended by this Amendment and the other Loan Documents (as each of such Loan Documents may have been affected by this Amendment), (ii) this Amendment does not release, impair or otherwise limit any of its obligations under the Security Agreement, (iii) the Security Agreement remains in full force and effect in all respects, and (iv) all references in the Security Agreement to the “Credit Agreement” shall be deemed references to the Existing Credit Agreement as amended by this Amendment.

References.  All references in the Credit Agreement to “this Agreement,” “herein,” “hereunder” or other words of similar import, and all references to the “Credit Agreement” or similar words in the other Loan Documents, or any other document or instrument that refers to the Credit Agreement, shall be deemed to be references to the Existing Credit Agreement as amended by this Amendment.

Expenses.  Each Borrower hereby agrees that it will pay all reasonable out-of-pocket expenses incurred by the Lender in connection with the preparation of this Amendment and the consummation of the transactions described herein, including, without limitation, the reasonable attorneys’ fees and expenses of the Lender.

Applicable Law.  This Amendment shall be construed in accordance with and governed by the laws of the State of New York.

Counterparts; Electronic Delivery.  This Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which taken together shall constitute one and the same instrument.  Delivery by any party to this Amendment of its signatures hereon through facsimile or other electronic image file (including .pdf) (i) may be relied upon as if this Amendment were physically delivered with an original hand-written signature of such party, and (ii) shall be binding on such party for all purposes.

Successors.  This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

FINAL AGREEMENT.  BY SIGNING THIS AMENDMENT, EACH PARTY REPRESENTS AND AGREES THAT:  (A) THIS AMENDMENT REPRESENTS THE FINAL AGREEMENT BETWEEN OR AMONG THE PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF, (B) THIS AMENDMENT SUPERSEDES ANY COMMITMENT LETTER, TERM SHEET OR OTHER WRITTEN OUTLINE OF TERMS AND CONDITIONS RELATING TO THE SUBJECT MATTER HEREOF, UNLESS SUCH COMMITMENT LETTER, TERM SHEET OR OTHER WRITTEN OUTLINE OF TERMS AND CONDITIONS EXPRESSLY PROVIDES TO THE CONTRARY, (C) THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN OR AMONG THE PARTIES, AND (D) THIS AMENDMENT MAY NOT BE CONTRADICTED BY EVIDENCE OF ANY PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OR UNDERSTANDINGS OF THE PARTIES.

[Signatures begin on following page]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed under seal, all as of the day and year first above written.

BORROWER:	ARGAN, INC.

By:_/s/ David Watson___________________(Seal)

David Watson

Chief Executive Officer

DESIGNATED

BORROWERS:	SOUTHERN MARYLAND CABLE, INC.

By:_/s/ David Watson __________________(Seal)

David Watson

Vice President and Treasurer

GEMMA POWER, INC.

By:_/s/ David Watson _________________(Seal)

David Watson

Director

GEMMA POWER SYSTEMS, LLC

By:_ /s/ David Watson _________________(Seal)

David Watson

Manager

GEMMA POWER HARTFORD, LLC

By:_ /s/ David Watson _________________(Seal)

David Watson

Manager

GEMMA PLANT OPERATIONS, LLC

By:_ /s/ David Watson _________________(Seal)

David Watson

Manager

ATLANTIC PROJECTS COMPANY, INC.

By:_ /s/ David Watson __________________(Seal)

David Watson

Director

GEMMA RENEWABLE POWER, LLC

By:_ /s/ David Watson __________________(Seal)

David Watson

Manager

TRC ACQUISITION, LLC

By:_ /s/ David Watson __________________(Seal)

David Watson

Manager

THE ROBERTS COMPANY, INC.

By:_ /s/ David Watson __________________(Seal)

David Watson

Director

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BANK OF AMERICA, N.A.,

as Lender

By: /s/ Colleen Landau

Colleen Landau

Senior Vice President